Exhibit 99.1
ICU Medical, Inc. Announces Second Quarter 2017 Results

SAN CLEMENTE, Calif., August 9, 2017 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy and critical care applications, today announced financial results for the quarter ended June 30, 2017.

Second Quarter 2017 Results

Second quarter 2017 revenue was $331.5 million, compared to $96.7 million in the same period last year. GAAP gross profit for the second quarter of 2017 was $88.1 million, as compared to $50.1 million in the same period last year. GAAP gross margin for the second quarter of 2017 was 27%, as compared to 52% in the same period last year. GAAP net loss for the second quarter of 2017 was $37.1 million, or $(1.87) per diluted share, as compared to GAAP net income of $16.6 million, or $0.98 per diluted share, for the second quarter of 2016.

Adjusted net sales for the second quarter of 2017 was $332.9 million. Adjusted gross profit for the second quarter of 2017 was $121.1 million. Adjusted gross margin for the second quarter of 2017 was 36%. Adjusted diluted earnings per share for the second quarter of 2017 were $0.76 as compared to $1.15 for the second quarter of 2016. Also, adjusted EBITDA was $47.0 million for the second quarter of 2017 as compared to $33.1 million for the second quarter of 2016.

Adjusted net sales, adjusted gross profit, adjusted gross margin, adjusted diluted earnings per share and adjusted EBITDA are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "Second quarter revenues were in-line with our expectations and our adjusted EBITDA and adjusted earnings per share were slightly ahead of our expectations.”

Revenues by market segment for the three and six months ended June 30, 2017 and 2016 were as follows (in millions):

	Three months ended June 30,				Six months ended June 30,
Market Segment	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Infusion Systems	$73.1	$—	$73.1	100.0%	$119.8	$—	$119.8	100.0%
Infusion Consumables	77.5	83.3	(5.8)	(7.0)%	153.2	160.0	(6.8)	(4.3)%
IV Solutions	134.4	—	134.4	100.0%	231.8	—	231.8	100.0%
Critical Care	11.9	13.2	(1.3)	(9.8)%	24.3	26.2	(1.9)	(7.3)%
Other	34.6	0.2	34.4	17,200.0%	50.1	0.4	49.7	12,425.0%
	$331.5	$96.7	$234.8	242.8%	$579.2	$186.6	$392.6	210.4%

The Company ended the second quarter of 2017 with a strong balance sheet. As of June 30, 2017, cash and cash equivalents totaled $240.9 million, working capital was $715.3 million and long-term debt obligations were $75 million.

Fiscal Year 2017 Guidance Update

The Company is modifying its full year 2017 guidance of adjusted EBITDA from a range of $165 million to $175 million to a range of $180 million to $190 million and adjusted earnings per share from a range of $3.55 to $3.90 to a range of $3.80 to $4.20.

Conference Call

The Company will host a conference call to discuss second quarter 2017 financial results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 52290938. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in vascular therapy, and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed transfer devices for hazardous drugs, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, and our recently completed acquisition of the Hospira infusion systems business. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the Company’s ability to meet expectations regarding the integration of the Hospira infusion systems business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2016 and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2017	December 31, 2016
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$240,923	$445,082
Accounts receivable, net	124,934	56,161
Inventories	401,312	49,264
Prepaid income taxes	13,398	11,235
Prepaid expenses and other current assets	121,358	7,355
Assets held for sale	2,508	—
TOTAL CURRENT ASSETS	904,433	569,097

PROPERTY AND EQUIPMENT, net	374,590	85,696
OTHER ASSETS	29,679	—
GOODWILL	6,652	5,577
INTANGIBLE ASSETS, net	160,346	22,383
DEFERRED INCOME TAXES	11,597	21,935
TOTAL ASSETS	$1,487,297	$704,688
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,443	$14,641
Accrued liabilities	146,317	25,896
Income tax liability	2,333	—
TOTAL CURRENT LIABILITIES	189,093	40,537

EARN-OUT LIABILITY	25,000	—
LONG-TERM OBLIGATIONS	75,000	—
OTHER LONG-TERM LIABILITIES	70,939	1,107
DEFERRED INCOME TAXES	4,428	1,370
INCOME TAX LIABILITY	1,519	1,519
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	—
Common stock	1,984	1,633
Additional paid-in capital	592,953	162,828
Treasury stock	(15)	(14)
Retained earnings	535,783	516,980
Accumulated other comprehensive loss	(9,387)	(21,272)
TOTAL STOCKHOLDERS' EQUITY	1,121,318	660,155
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,487,297	$704,688
______________________________________________________
(1) December 31, 2016 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
REVENUES:
Net sales	$331,218	$96,712	$578,461	$186,561
Other	296	9	792	15
TOTAL REVENUE	331,514	96,721	579,253	186,576
COST OF GOODS SOLD	243,452	46,589	402,246	87,211
GROSS PROFIT	88,062	50,132	177,007	99,365
OPERATING EXPENSES:
Selling, general and administrative	85,106	22,491	149,992	44,466
Research and development	12,967	3,338	24,608	6,651
Restructuring and strategic transaction	19,921	1,533	49,322	1,533
Change in fair value of earn-out	6,000	—	6,000	—
TOTAL OPERATING EXPENSES	123,994	27,362	229,922	52,650
(LOSS) INCOME FROM OPERATIONS	(35,932)	22,770	(52,915)	46,715
BARGAIN PURCHASE GAIN	—	1,110	63,237	1,110
INTEREST EXPENSE	(525)	(48)	(1,038)	(77)
OTHER (EXPENSE) INCOME, net	(2,720)	125	(2,613)	301
(LOSS) INCOME BEFORE INCOME TAXES	(39,177)	23,957	6,671	48,049
BENEFIT (PROVISION) FOR INCOME TAXES	2,117	(7,351)	12,132	(13,283)
NET (LOSS) INCOME	$(37,060)	$16,606	$18,803	$34,766
NET (LOSS) INCOME PER SHARE
Basic	$(1.87)	$1.03	$0.98	$2.16
Diluted	$(1.87)	$0.98	$0.93	$2.05
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	19,821	16,091	19,153	16,070
Diluted	19,821	17,000	20,312	16,964

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six months ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,803	$34,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,906	9,648
Provision for doubtful accounts	1,925	—
Provision for warranty and returns	2,031	(125)
Stock compensation	8,805	7,674
Loss on disposal of property and equipment	3,010	31
Bargain purchase gain	(63,237)	(1,110)
Bond premium amortization	—	121
Change in fair value of earn-out	6,000	—
Other	1,804	—
Changes in operating assets and liabilities:
Accounts receivable	(70,606)	(2,527)
Inventories	66,870	(5,479)
Prepaid expenses and other assets	(95,254)	(3,784)
Accounts payable	8,785	3,752
Accrued liabilities	66,479	(5,985)
Income taxes, including excess tax benefits and deferred income taxes	(14,185)	4,793
Net cash (used in) provided by operating activities	(28,864)	41,775
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(27,199)	(9,112)
Proceeds from sale of assets	2	1
Business acquisitions, net of cash acquired	(157,097)	(2,606)
Intangible asset additions	(2,005)	(513)
Purchases of investment securities	—	(18,106)
Proceeds from sale of investment securities	—	31,765
Net cash (used in) provided by investing activities	(186,299)	1,429
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	10,944	7,796
Proceeds from employee stock purchase plan	1,326	1,197
Purchase of treasury stock	(3,739)	(16,911)
Net cash provided by (used in) financing activities	8,531	(7,918)
Effect of exchange rate changes on cash	2,473	1,445
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(204,159)	36,731
CASH AND CASH EQUIVALENTS, beginning of period	445,082	336,164
CASH AND CASH EQUIVALENTS, end of period	$240,923	$372,895

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted net sales, adjusted gross profit, adjusted gross profit margin, adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted net sales includes/excludes the following items from net sales:

Excludes contract manufacturing revenue: We manufacture certain products for Pfizer at cost in accordance with a manufacturing services agreement. We do not include the contract manufacturing revenue in our adjusted net sales as the revenue under this agreement was negotiated contemporaneously with our acquisition of Hospira from Pfizer and is not indicative of a normal market transaction.

Includes ICU intercompany sales to Hospira: We include intercompany sales to Hospira for inventory that we previously sold to Hospira, which remained on the opening balance sheet of Hospira after its acquisition by ICU.

Adjusted gross profit excludes the following from gross profit:

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Adjusted gross profit margin is calculated using the adjusted gross profit as a percentage of the adjusted net sales as determined above.

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Restructuring and strategic transaction: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Legal settlement: Occasionally, we are involved in legal proceedings that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Bargain purchase gain: We may incur a bargain purchase gain on certain acquisitions if the fair market value of the identifiable assets acquired and liabilities assumed, net of deferred taxes exceeds the total consideration paid. We exclude such gains as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Change in fair value of earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Disposition of certain assets: Occasionally, we may dispose of certain assets if no longer needed for current operations. We exclude any gains or losses recognized on the sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, interest, net, intangible asset amortization expense, stock compensation expense, restructuring and strategic transaction, adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value, legal settlement, disposition of certain assets, change in fair value of earn-out and bargain purchase gain, which was tax free. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted net sales
	Six months ended June 30, 2017
	Infusion Systems	Infusion Consumables	IV Solutions	Critical Care	Other	Total
GAAP net sales	$119,792	$153,273	$231,784	$24,271	$50,133	$579,253

Non-GAAP adjustments:
Contract manufacturing	—	—	(35,703)	—		(35,703)
ICU intercompany sales to Hospira	—	37,419	—	—		37,419
Non-GAAP net sales	$119,792	$190,692	$196,081	$24,271	$50,133	$580,969

	Adjusted net sales
	Six months ended June 30, 2016
	Infusion Systems	Infusion Consumables	IV Solutions	Critical Care	Other	Total
GAAP net sales	$—	$159,907	$—	$26,244	$425	$186,576

Non-GAAP adjustments:
Contract manufacturing	—	—	—	—	—	—
ICU intercompany sales to Hospira	—	—	—	—	—	—
Non-GAAP net sales	$—	$159,907	$—	$26,244	$425	$186,576

	Adjusted net sales
	Three months ended June 30, 2017
	Infusion Systems	Infusion Consumables	IV Solutions	Critical Care	Other	Total
GAAP net sales	$73,122	$77,561	$134,414	$11,874	$34,543	$331,514

Non-GAAP adjustments:
Contract manufacturing	—	—	(21,048)	—		(21,048)
ICU intercompany sales to Hospira	—	22,451	—	—		22,451
Non-GAAP net sales	$73,122	$100,012	$113,366	$11,874	$34,543	$332,917

	Adjusted net sales
	Three months ended June 30, 2016
	Infusion Systems	Infusion Consumables	IV Solutions	Critical Care	Other	Total
GAAP net sales	$—	$83,266	$—	$13,228	$227	$96,721

Non-GAAP adjustments:
Contract manufacturing	—	—	—	—	—	—
ICU intercompany sales to Hospira	—	—	—	—	—	—
Non-GAAP net sales	$—	$83,266	$—	$13,228	$227	$96,721

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except per share data)

	Adjusted gross profit		Adjusted gross profit
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
GAAP gross profit	$88,062	$50,132	$177,007	$99,365

Non-GAAP adjustments:
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	33,080	—	55,133	—
Non-GAAP gross profit	$121,142	$50,132	$232,140	$99,365
GAAP gross profit % GAAP net sales	27%	52%	31%	53%
Non-GAAP gross profit % Non-GAAP net sales	36%	52%	40%	53%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except per share data)

	Adjusted EBITDA		Adjusted EBITDA
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
GAAP net income	$(37,060)	$16,606	$18,803	$34,766

Non-GAAP adjustments:
Interest, net	326	—	735	—
Stock compensation expense	4,799	3,866	8,805	7,674
Depreciation and amortization expense	18,312	4,847	29,906	9,648
Restructuring and strategic transaction	19,921	1,533	49,322	1,533
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	33,080	—	55,133	—
Legal settlement	809	—	809	—
Bargain purchase gain	—	(1,110)	(63,237)	(1,110)
Change in fair value of earn-out	6,000	—	6,000	—
Disposition of certain assets	2,880	—	2,880	—
Provision for income taxes	(2,117)	7,351	(12,132)	13,283
Total non-GAAP adjustments	84,010	16,487	78,221	31,028

Adjusted EBITDA	$46,950	$33,093	$97,024	$65,794

	Adjusted diluted earnings per share		Adjusted diluted earnings per share
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
GAAP diluted earnings per share	$(1.87)	$0.98	$0.93	$2.05

Non-GAAP adjustments:
Interest, net	0.02	—	0.04	—
Stock compensation expense	0.24	0.23	0.43	0.45
Amortization expense	0.20	0.04	0.36	0.08
Restructuring and strategic transaction	1.01	0.09	2.43	0.09
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	1.67	—	2.71	—
Legal settlement	0.04		0.04	—
Bargain purchase gain	—	(0.07)	(3.11)	(0.07)
Change in fair value of earn-out	0.30	—	0.30	—
Disposition of certain assets	0.15	—	0.14	—
Estimated income tax impact from adjustments	(1.00)	(0.12)	(1.81)	(0.21)
Adjusted diluted earnings per share	$0.76	$1.15	$2.46	$2.39

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2017 Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$(6)	$2

Non-GAAP adjustments:
Interest, net	2	2
Stock compensation expense	20	20
Depreciation and amortization expense	65	65
Restructuring and strategic transaction	95	95
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	66	66
Legal settlement	1	1
Bargain purchase gain	(63)	(63)
Disposition of certain assets	3	3
Change in fair value of earn-out	6	6
Provision for income taxes	(9)	(7)
Total non-GAAP adjustments	186	188

Adjusted EBITDA	$180	$190

GAAP diluted earnings per share	$(0.29)	$0.11

Non-GAAP adjustments:
Interest, net	$0.10	$0.10
Stock compensation expense	$0.99	$0.99
Amortization expense	$0.77	$0.77
Restructuring and strategic transaction	$4.61	$4.61
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	$3.22	$3.22
Legal settlement	$0.04	$0.04
Bargain purchase gain	$(3.07)	$(3.07)
Change in value of earn-out	$0.29	$0.29
Disposition of certain assets	$0.14	$0.14
Estimated income tax impact from adjustments	$(3.00)	$(3.00)
Adjusted diluted earnings per share	$3.80	$4.20

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254